UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-k

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  January 11, 2018

INTERLINK ELECTRONICS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001‑37659	77‑0056625
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

31248 Oak Crest Drive, Suite 110
Westlake Village, California	91361
(Address of Principal Executive Offices)	(Zip Code)

(805) 484‑8855

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐Pre-commencement communications pursuant to Rule 13e‑4(c)) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 10, 2018, David S. Burnett, 51, was reappointed Chief Financial Officer of Interlink Electronics, Inc. Mr. Burnett previously served as our Chief Financial Officer from August 2016 until April 2017.  Effective upon Mr. Burnett’s appointment, Steven N. Bronson was removed as our Chief Financial Officer. Mr. Bronson remains our Chief Executive Officer.

In addition to serving as our Chief Financial Officer, Mr. Burnett serves as Chief Financial Officer of BKF Capital Group, Inc., an investment company controlled by Mr. Bronson, our Chief Executive Officer, and the beneficial owner of 11.9% of our common stock. Mr. Burnett will divide his time between Interlink and BKF Capital Group.

Mr. Burnett has over 27 years of business experience in public accounting and corporate financial matters.  From April 2017 until December 2017,  Mr. Burnett was Chief Financial Officer of Palmetto Clean Technology, Inc., a privately-held company offering clean energy solutions. Mr. Burnett also provided financial consulting services to Interlink during this period.  Prior to his first tenure with Interlink, from July 2010 until August 2016, Mr. Burnett served in various management positions with EnPro Industries, Inc., most recently as Vice President and Treasurer.  EnPro Industries is a diversified manufacturer of proprietary engineered products used in critical applications.

Prior to joining EnPro, Mr. Burnett was a Director at PricewaterhouseCoopers LLP in Charlotte, North Carolina from November 2004 to July 2010, and from September 2001 to November 2004 in the Washington National Tax Services office in Washington, DC. Prior to PricewaterhouseCoopers LLP, he was a Senior Manager in Grant Thornton LLP’s Office of Federal Tax Services in Washington, D.C. Mr. Burnett received his Bachelor of Science in Business Administration (Accounting) from Old Dominion University, and a Masters of Science in Taxation from Golden Gate University. He is both a Certified Public Accountant and a Certified Treasury Professional.

In connection with his appointment, we entered into an employment offer letter with Mr. Burnett, pursuant to which we will pay Mr. Burnett an annual base salary of $90,000 for his part-time services.  Mr. Burnett also received a restricted stock unit award of 5,000 shares of common stock, of which 50% vests on each of the fourth and fifth anniversaries of the commencement of his employment with us. Mr. Burnett’s offer letter provides for “at will” employment and may be terminated at any time by either party. Mr. Burnett is not entitled to any termination payments or benefits under his offer letter.  He will be based out of the Company’s facilities in Charleston, South Carolina.

The foregoing description of Mr. Burnett’s offer letter does not purport to be complete and is qualified in its entirety by reference to the full text of the offer letter. A copy of the offer letter is attached as Exhibit 10.1 to this Current Report on Form 8‑K and is incorporated herein by reference.

Except as described herein, there are no understandings or arrangements between Mr. Burnett and any other person pursuant to which Mr. Burnett was selected as Chief Financial Officer. Mr. Burnett does not have any family relationship with any director, executive officer or person nominated or chosen by our board of directors to become an executive officer.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

10.1Employment Offer Letter, dated December 29, 2017, between the Registrant and David S. Burnett.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2018	INTERLINK ELECTRONICS, INC.
	By:	/s/ Steven N. Bronson
Steven N. Bronson
Chief Executive Officer